SECOND AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Second Amendment (“Amendment”) is made as of the 3rd day of August, 2021 (“Effective Date”), by and among BNY Mellon ETF Trust (the “Trust”), The Bank of New York Mellon (“BNY Mellon”) and, solely for purposes of payment pursuant to Sections 6(d), 7, 11 and 15(c) of the Agreement (defined below), BNY Mellon ETF Investment Adviser, LLC (the “Adviser”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Fund Administration and Accounting Agreement dated as of February 12, 2020, as amended on July 7, 2021 (the “Agreement”), relating to BNY Mellon’s provision of services to the portfolios identified on Exhibit A thereto (each, a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.       Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY MELLON ETF TRUST

On behalf of each Series identified on Exhibit A attached hereto

By: /s/ Natalya Zelensky

Name: Natalya Zelensky

Title: CCO, Vice President and Assistant

Secretary

THE BANK OF NEW YORK MELLON

By: /s/ Cindy Gros

Name: Cindy Gros

Title: Vice President

Solely with respect to payment pursuant to Sections 6(d), 7, 11 and 15(c) of the Agreement,

BNY MELLON ETF INVESTMENT ADVISER, LLC

By: /s/ Natalya Zelensky

Name: Natalya Zelensky

Title: CCO and Vice President

EXHIBIT A

(Amended and Restated as of August 3, 2021)

BNY Mellon ETF Trust

- BNY Mellon Core Bond ETF	- BNY Mellon Short Duration Corporate Bond ETF
- BNY Mellon Emerging Markets Equity ETF	- BNY Mellon US Large Cap Core Equity ETF
- BNY Mellon High Yield Beta ETF	- BNY Mellon US Mid Cap Core Equity ETF
- BNY Mellon International Equity ETF	- BNY Mellon US Small Cap Core Equity ETF
- BNY Mellon Sustainable Global Emerging Markets ETF	- BNY Mellon Sustainable International Equity ETF
- BNY Mellon Sustainable US Equity ETF	- BNY Mellon Ultra Short Income ETF
- BNY Mellon Concentrated International ETF	- Redacted